                            STATE OF NEW HAMPSHIRE

Filing fee: $35.00                                                   Form No. 14
Use black print or type.                                         RSA 293-A:10.06
Leave 1" margins both sides.

                                                                    FILED
                             ARTICLES OF AMENDMENT               Mar 14 1996
                                    to the                   WILLIAM M. GARDNER
                      RESTATED ARTICLES OF INCORPORATION        NEW HAMPSHIRE
                                                             SECRETARY OF STATE
PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS RESTATED ARTICLES OF INCORPORATION:

     FIRST: The name of the corporation is   Community Bankshares, Inc.
                                           ------------------------------

- -------------------------------------------------------------------------

     SECOND: The text of each amendment adopted is:


                See Continuation Sheet Second.






     THIRD: If the amendment provides for an exchange, reclassification, or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

                Not applicable


                                               Amendment No. 1: January 25, 1996
     FOURTH: The amendment(s) were adopted on (date) Amendment No. 2: February
                                              --------------------------
                                                      (adjourned session)
15, 1996
                [if more space is needed, attach additional sheet(s)]

(N. H. - 1330 - 7/14/93)

ARTICLES OF AMENDMENT TO THE RESTATED                                Form No. 14
ARTICLES OF INCORPORATION                                                (Cont.)
OF Community Bankshares, Inc.
   ----------------------------------

     FIFTH: (check one)
         A. The amendment(s) were adopted by the incorporators or board of ------ directors without shareholder action and shareholder action was not required

         B.  X    The amendment(s) were approved by the shareholders.
           ------ (Note 1)

                                                                 Number of votes
   Designation                                 Number of          indisputably
(class or series)          Number of         votes entitled      represented at
 of voting group      shares outstanding       to be cast          the meeting
- -----------------     ------------------     --------------      ---------------
Amendment No. 1
- ---------------

  Common Stock,
  $1.00 par value         1,737,595            1,737,595            1,486,491

Amendment No. 2
- ---------------

  Common Stock,
  $1.00 par value         1,737,595            1,737,595            1,672,112


   Designation                                                   Total number of
(class or series)     Total number of votes cast:         OR        undisputed
 of voting group          FOR                  AGAINST    --     votes cast FOR
- -----------------         ---                  -------           ---------------
Amendment No. 1
- ---------------

  Common Stock,
  $1.00 par value         1,374,459               92,555

Amendment No. 2
- ---------------

  Common Stock,
  $1.00 par value         1,391,639               95,097

                           CONTINUATION SHEET SECOND

Amendment No. 1
- ---------------

ARTICLE FOURTH is amended by substituting the words "four million five hundred thousand (4,500,000)" for the words "three million (3,000,000)".

Amendment No. 2
- ---------------

ARTICLE NINTH is amended by deleting Paragraph C in its entirety and substituting the following therefor:

     C. In addition to any vote required by law or these Articles of Incorporation, the approval or authorization of (a) any merger, share exchange, or consolidation of the corporation with or into any other entity, and (b) a sale or disposition of all or substantially all of the assets of the corporation shall require the affirmative vote of not less than two thirds of the outstanding capital stock entitled to vote generally in the election of directors of the corporation (the "Voting Securities"). The two-thirds vote requirement set forth in the subsection (a) of the previous sentence shall not apply to a merger, share exchange, or consolidation which would result in the Voting Securities of the corporation outstanding immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than 60% of the Voting Securities of the corporation or such surviving entity outstanding immediately after such merger, share exchange, or consolidation. The term "surviving entity" shall mean (i) the entity that continues to exist following a merger or a consolidation or (ii), with respect to a share exchange, the entity that issues its securities in exchange for the outstanding securities of another entity.

ARTICLES OF AMENDMENT TO THE RESTATED                                Form No. 14
ARTICLES OF INCORPORATION                                                (Cont.)
OF Community Bankshares, Inc.
  -------------------------------------



     SIXTH: The number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Dated     March 14, 1996
     -------------------




                                COMMUNITY BANKSHARES, INC.       (Note 2)
                               ----------------------------------

                               By /s/ Douglas Crichfield         (Note 3)
                                 --------------------------------
                               Signature of its President
                                               ---------------
                                Douglas Crichfield
                               -----------------------------------
                               Print or type name











Notes:  1: All sections under "B." must be completed. If any voting group is entitled to vote separately, give respective information for each
                            ----------
           voting group. (See RSA 293-A:1.40 for definition of voting group.)

        2: Exact corporate name of corporation adopting articles of amendment.

        3. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.









Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY TO:  Secretary of State,
             ----------------------------------------
State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

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